UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California 95814	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2006, Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company” or “PLSB”) amended the employment agreement with its then current Chairman and Chief Executive Officer, Ronald W. Bachli, pursuant to which the agreement was amended to provide that Mr. Bachli’s employment would be considered terminated by himself for “good reason” upon his written notice of retirement and resignation as a director and the Chairman of the Board of Directors and Chief Executive Officer of the Company, and as a trustee, director and officer of the Company’s affiliates and subsidiaries. In addition, the agreement was amended to provide that (1) for a period of six months following such retirement and resignation, Mr. Bachli would make himself available to consult with and advise the Company’s Board of Directors solely regarding management transition matters in consideration of a consulting fee of $125,000, and that (2) the Company shall reimburse Mr. Bachli reasonable attorneys fees, up to a maximum of $5,000, incurred in connection with any required amendment of Mr. Bachli’s Supplemental Executive Retirement Plan. The amendment to the employment agreement will be filed with the Company’s next quarterly report on Form 10-Q. Mr. Bachli resigned and retired as Chairman and CEO effective August 14, 2006, as further described below under Item 5.02.

On August 14, 2006, the Company’s Board of Directors appointed Frank Mercardante as Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Placer Sierra Bank, the Company’s wholly owned subsidiary. Mr. Mercardante entered into an employment agreement with the Company, pursuant to which he is to serve as the Company’s Chief Executive Officer, and as Chairman of the Board and Chief Executive Officer of Placer Sierra Bank for a period expiring December 31, 2008. The employment agreement provides (1) for an annual salary of $540,000, subject to annual review for increases at the discretion of the Company’s Board of Directors, (2) for a signing bonus in the amount of $7,000, (3) that on or before the end of 2006, the Company and Mr. Mercardante shall agree upon an incentive bonus plan, which will be effective as of January 1, 2007, (4) that Mr. Marcardante will receive certain severance payments upon a change in control or for termination of his employment without cause, (5) that Mr. Mercardante would be granted options to purchase 150,000 shares of the Company’s common stock, and (6) that Mr. Mercardante would receive an automobile allowance. The agreement will be filed with the Company’s next quarterly report on Form 10-Q.

On August 18, 2006, Mr. Mercardante entered into a Waiver Agreement with Placer Sierra Bank. A description of that agreement is set forth below under Item 5.02 and such description is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 14, 2006, as a result of the resignation and retirement of Mr. Bachli as further described below under Item 5.02, the employment agreement between the Company and Mr. Bachli terminated. Pursuant to the terms of the agreement, as amended, Mr. Bachli is entitled to the following separation benefits:

•	a severance benefit equal to $600,000 (which represents the sum of Mr. Bachli’s current base salary),

•	a consulting fee of $125,000 for Mr. Bachli being available to consult with and advise the Company’s Board of Directors regarding management transition matters for the next six months;

•	reimbursement of reasonable attorney fees, up to a maximum of $5,000, incurred in connection with any required amendment of Mr. Bachli’s Supplemental Executive Retirement Plan;

•	125,000 options currently granted to Mr. Bachli at the date of his resignation fully vested and shall be exercisable for three years after the resignation.

In addition, Mr. Bachli’s employment agreement provided that, upon retirement, the Company will pay to Mr. Bachli a retirement benefit of $200,000 per year for a period of ten years. These retirement benefits fully vested upon Mr. Bachli’s resignation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 14, Ronald W. Bachli submitted to the Company’s Board of Directors, his written notice of retirement and resignation as a director and the Chairman of the Board of Directors and Chief Executive Officer of the Company, and as a trustee, director and officer of the Company’s affiliates and subsidiaries, including but not limited to Placer Sierra Bank and the Company’s various statutory trust subsidiaries such as Placer Statutory Trust II, Placer Statutory Trust III, Southland Statutory Trust I and Southwest Community Bancorp Statutory Trust I.

Effective August 14, 2006, the Company appointed Frank Mercardante, 58, Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Placer Sierra Bank, the Company’s wholly owned subsidiary. A description of the employment agreement entered into with Mr. Mercardante is set forth above under Item 1.01 and such description is incorporated herein by reference. Additionally, Larry Mitchell, 63, a Company director since 2002, was appointed Chairman of the Board of Directors for Placer Sierra Bancshares.

Mr. Mercardante is a 40-year banking veteran and has held executive management positions with financial institutions of various sizes, ranging from new start-ups to institutions with assets in excess of $6 billion. As managing director of his own consulting practice for six years, he consulted with boards, senior management and regulators of banks, thrift institutions and credit unions. He has experience on both sides of the M&A equation and has assisted in the sale and purchase of banks, trust companies, mortgage companies, insurance companies and data servicing companies. Mr. Mercardante has been a director of Placer Sierra Bancshares since the merger of Southwest Community Bancorp with and into Placer in June 2006. Previously, he was President and Chief Executive Officer of Southwest Community Bancorp and Bank since 1998. Mr. Mercardante holds a degree in Business Administration

As was previously reported on a Current Report on Form 8-K filed on June 13, 2006, effective June 9, 2006, Southwest Community Bancorp, a California corporation (“SWCB”) merged (the “Merger”) with and into the Company. In addition, Southwest Community Bank, the wholly owned subsidiary of SWCB, merged with and into Placer Sierra Bank. The Merger was consummated pursuant to an Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”) between the Company and SWCB. Pursuant to the Reorganization Agreement, certain agreements were assumed by the Company and Placer Sierra Bank, including certain supplemental executive compensation agreements, as amended, and split dollar plans, as amended, by and between Southwest Community Bank and Mr. Mercardante (the former Chief Executive Officer of SWCB). As a consequence of the change in control of SWCB contemplated by the Reorganization Agreement, Mr. Mercardante was entitled to accelerated vesting of his supplemental retirement benefits. The supplemental executive retirement agreement and split dollar plan for Mr. Mercardante were filed as exhibits 10.6 and 10.6(a) to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 and are incorporated herein by reference.

In addition, as a result of the Merger, Mr. Mercardante is entitled to receive certain additional cash benefits (salary, incentive compensation and accrued vacation) pursuant to the provisions of his previous employment agreement with SWCB. Upon consummation of the Merger, pursuant to the terms of Mr. Mercardante’s SWCB employment agreement, Placer Sierra Bank was obligated to pay Mr. Mercardante continuation of his former base salary (the “Severance Payments”) for thirty-six months following the termination of Mr. Mercardante’s employment as the Chief Executive Officer of SWCB, which was estimated to be $26,666.67 per month.

On August 18, 2006, Mr. Mercardante entered into a Waiver Agreement with Placer Sierra Bank pursuant to which he agreed to (1) waive right to receive $5,116.67 of the Severance Payment per month and Placer Sierra Bank agreed to pay the $21,550 per month balance of the Severance Payments, and (2) waive the right to receive any and all of the monthly Supplemental Executive Retirement Plan payments that would be made to him prior to the month following the month in which he attains the age of 62 years. The Waiver Agreement will be filed with the Company’s next quarterly report on Form 10-Q.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2006, the Board of Directors of the Company adopted Amended and Restated Bylaws. The Amended and Restated Bylaws were amended to (i) set the exact number of directors at nine, (ii) clarify the duties of the Chief Executive Officer and (ii) clarify that the Chairman of the Board would be a position held by an independent outside director of the Company.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 15, 2006, the Company issued a press release announcing the appointment of Mr. Mercardante as the Chief Executive Officer of the Company. The copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of the Registrant as of August 14, 2006

99.1	Press release of the Registrant dated August 15, 2006, announcing the appointment of Frank Mercardante as Chief Executive Officer (furnished, not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)
Date August 18, 2006

/s/ David E. Hooston
David E. Hooston
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of the Registrant as of August 14, 2006

99.1	Press release of the Registrant dated August 15, 2006, announcing the appointment of Frank Mercardante as Chief Executive Officer (furnished, not filed)